UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2016

FXCM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Water Street, FL 50, New York, NY	10041
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (646) 432-2986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 3, 2016, FXCM Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”), between the Company and Jefferies, LLC, as sales agent (the “Sales Agent”). Under the terms of the Equity Distribution Agreement, the Company may, from time to time, issue and sell shares of its Class A common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $15,000,000, through the Sales Agent.

Sales of the Common Stock, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NASDAQ Global Market of the NASDAQ Stock Market LLC or sales made to or through a market maker other than on an exchange.

The Sales Agent will receive a commission of 3.0% of the gross sales price per share for any shares sold through it as the Company’s sales agent under the Equity Distribution Agreement. The Company has agreed to reimburse a portion of the expenses the Sales Agent incurs in connection with the offer and sale of the Common Stock.

The Common Stock will be sold pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 as amended (Registration No. 333-212489) declared effective by the Securities and Exchange Commission (the “SEC”) on August 2, 2016. The Company filed a prospectus supplement, dated October 3, 2016 to the prospectus, dated August 2, 2016, with SEC in connection with the offer and sale of the Common Stock.

The Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. This description of the material terms of the Equity Distribution Agreement is qualified in its entirety by reference to such exhibits.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated as of October 3, 2016, between FXCM Inc. and Jefferies LLC

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

October 3, 2016	By:	/s/ David S. Sassoon
		Name:	David S. Sassoon
		Title:	General Counsel